United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2005

Langer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12991	11-2239561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

450 Commack Road, Deer Park, New York		11729-4510
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 20, 2005, the Board of Directors of Langer, Inc. (the “Company”) accelerated the vesting of (i) unvested stock options previously awarded to employees, officers, consultants and directors of the Company under its 2005 Stock Incentive Plan and 2001 Stock Incentive Plan, and (ii) all unvested restricted stock awards, subject in each case to such optionees and restricted stock award holders entering into lock-up, confidentiality and non-competition agreements.  As a result of this action, options to purchase 1,238,503 shares of common stock that would have vested over the next one to five years became fully vested, and unvested restricted stock awards representing 126,666 shares that would have vested over the next three years became fully vested.  Outstanding unvested options that were not accelerated will continue to vest on their current schedules.

The decision to accelerate the vesting of these options and awards, which the Company believes to be in the best interests of its stockholders, was made primarily to reduce non-cash compensation expense that would have been recorded in future periods following the Company’s application of the Financial Accounting Standards Board Statement No. 123, “Share Based Payment (revised 2004) (“FAS 123R”).  The Company will be required to apply the expense recognition provisions of FAS 123R beginning January 1, 2006.  The acceleration of the vesting of the employees' and directors' options is expected to reduce the Company’s non-cash compensation expense related to the options by approximately $2,507,000 (pre-tax) for the years 2006 - 2010. Additionally, the acceleration of vesting of certain restricted stock awards, and stock options issued for consulting services, is expected to result in a charge to operations of approximately $1,250,000 (pre-tax) in the fourth quarter of 2005.

The following table sets forth the numbers of shares as to which the vesting of stock options or restricted stock awards has been accelerated as a result of the foregoing changes for directors and executive officers, and for other holders of options and/or restricted stock award:

Name and Positions	Shares Acquirable under Options	Shares in Restricted Stock Awards
Warren B. Kanders, Chairman of the Board, holder of 24.1%(1) of outstanding Common Stock	435,000	100,000
Joseph P. Ciavarella, Vice President and Chief Financial Officer	143,334	0
Burtt R. Ehrlich, Director	47,500	0
Arthur Goldstein, Director	47,500	0
Stuart P. Greenspon, Director	37,500	0
W. Gray Hudkins, Chief Operating Officer	287,500	26,666
Andrew H. Meyers, Chief Executive Officer, holder of 10.7%(1) of outstanding Common Stock	0	0
All other holders of options and restricted stock awards	240,169	0
Totals	1,238,503	126,666

(1).  The applicable percentage of beneficial ownership is based on 9,910,823 shares of Common Stock outstanding as of December 20, 2005, plus, with respect to particular persons, shares of common stock that may be acquired by the exercise of stock options, restricted stock awards or other rights to acquire common stock within 60 days after the date of this Current Report.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits:

10.1                           Form of Amendment to Stock Option Agreement.

10.2                           Form of Amendment to Restricted Stock Award Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Langer, Inc.

Date: December 27, 2005	By:	/s/ Joseph P. Ciavarella
Joseph P. Ciavarella, Vice President and Chief Financial Officer